Exhibit 99.2

Turning Point Therapeutics Announces Pricing of $400 Million Public Offering of Common Stock

SAN DIEGO, Oct. 26, 2020 – Turning Point Therapeutics, Inc. (Nasdaq: TPTX), a precision oncology company developing next-generation therapies that target genetic drivers of cancer, today announced the pricing of its previously announced underwritten public offering of 4,597,702 shares of its common stock at a price to the public of $87.00 per share. The gross proceeds to Turning Point from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Turning Point, are expected to be approximately $400.0 million. In addition, Turning Point has granted the underwriters a 30-day option to purchase up to an additional 689,655 shares of common stock. The offering is expected to close on or about October 29, 2020, subject to satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, SVB Leerink and Guggenheim Securities are acting as joint bookrunning managers for the offering. Wedbush PacGrow and Roth Capital Partners are acting as co-managers for the offering.

The shares of common stock described above are being offered by Turning Point pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with and became effective by rule of the Securities and Exchange Commission (the “SEC”) on May 15, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525, ext. 6132 or by email at syndicate@svbleerink.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at 212-518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Turning Point Therapeutics, Inc.

Turning Point is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is being studied in a registrational Phase 2 study called TRIDENT-1 in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes TPX-0022, targeting MET, CSF1R and SRC, which is in a Phase 1 study called SHIELD-1 in patients with advanced or metastatic solid tumors harboring genetic alterations in MET; RET inhibitor TPX-0046, which is in a Phase 1/2 study of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and ALK inhibitor TPX-0131, which is in IND-enabling studies. Turning Point’s next-generation kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the completion, timing and size of the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the offering, risks and uncertainties associated with Turning Point’s business and finances in general, risks associated with the COVID-19 global pandemic, and the other risks described in Turning Point’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2020, the preliminary prospectus supplement relating to the offering and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Jim Mazzola

jim.mazzola@tptherapeutics.com

858-342-8272